SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 21, 2003
Date of Report
(Date of earliest event reported)

Aspect Communications Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-18391	94-2974062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Ridder Park Drive
San Jose, CA 95131
(Address of Principal Executive Offices, with Zip Code)

(408) 325-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

On January 21, 2003, Aspect Communications Corporation (the “Company”) and Vista Equity Fund II, L.P. (“Vista”) closed a private placement for the sale of $50,000,000 of the Company’s Series B Convertible Preferred Stock. This closing followed the approval of the transaction by the Company’s shareholders at the Special Meeting of Shareholders on January 21, 2003. In connection with the closing and to comply with certain rules of the Nasdaq Stock Market, Inc., the Company and Vista entered into a Letter Agreement stating that the number of votes of the Series B Preferred Stock will initially be calculated at the conversion price of $2.25 and will be subject to a floor price of $1.80 solely for purposes of calculating the number of votes. A copy of the Letter Agreement, the press release announcing the results of the shareholder vote and the press release announcing the closing of the private placement are attached hereto as Exhibit 4.1, Exhibit 99.1 and Exhibit 99.2 respectively, and are incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements: Not Applicable.

(b)	Pro Forma Financial Information: Not Applicable.

(c)	Exhibits:

4.1	Letter Agreement, dated as of January 21, 2003, by and between Aspect Communications Corporation and Vista Equity Fund II, L.P.

99.1	Press Release of Aspect Communications Corporation dated January 21, 2003 (results of shareholder vote).

99.2	Press Release of Aspect Communications Corporation dated January 21, 2003 (closing of private placement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspect Communications Corporation

Date: January 24, 2003	By:	/s/ Gary A. Wetsel
Gary A. Wetsel Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)

ASPECT COMMUNICATIONS CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Letter Agreement, dated as of January 21, 2003, by and between Aspect Communications Corporation and Vista Equity Fund II, L.P.

99.1	Press Release of Aspect Communications Corporation dated January 21, 2003 (results of shareholder vote).

99.2	Press Release of Aspect Communications Corporation dated January 21, 2003 (closing of private placement).